United States
Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 11, 2008
Lodgian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14537	52-2093696
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)
(404) 364-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 11, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Lodgian, Inc. (the “Company”) approved the Lodgian, Inc. Amended and Restated Executive Incentive Plan (the “Revised Plan”), which supersedes and replaces the Lodgian, Inc. Executive Incentive Plan adopted by the Company on January 31, 2006 (the “Original Plan”). The Original Plan covered the calendar years 2006-2008.
The Committee established the Revised Plan prior to the expiration of the Original Plan to take into account the significant changes that the Company has undergone since the performance measures were established. Since the performance measures were determined, the Company has experienced significant changes, including the disposition of 26 hotels since January 1, 2006.
The Revised Plan provides for potential cash and equity awards to certain of the Company’s key employees, as determined by the Committee. Selected employees are eligible to receive an annual cash bonus based upon achievement of the Company’s target net operating income. Each participant under the Revised Plan is eligible to receive his or her cash bonus target if the Company achieves 100% of its target net operating income. Employees may receive a reduced cash award if the Company achieves less than 100% of its target net operating income; however, no cash awards will be made unless the Company achieves at least 90% of its target net operating income. Participants are also eligible to receive a cash bonus award in excess of his or her target bonus award if the Company exceeds its target net operating income. Cash awards are subject to increase or decrease depending upon achievement of the Company’s corporate overhead goals.
Participants under the Revised Plan are also eligible for long term incentive awards in the form of restricted stock. Each participant under the Revised Plan has an equity bonus target, which is approved by the Committee. Thirty-five percent of the equity bonus target is non-performance based and will be granted as long as the employee satisfies certain conditions under the Revised Plan. The remaining 65% of the equity bonus target is performance based and dependent upon achievement of the Company’s net operating income target, stock price performance versus a peer group of selected companies and achievement of corporate overhead goals. Each performance measure will account for one-third of the remaining 65% of the equity bonus target.
Any equity awards earned under the Revised Plan shall be issued under and governed by the Lodgian, Inc. Amended and Restated 2002 Stock Incentive Plan and shall vest in two equal annual installments beginning on the first anniversary of the date of grant.
The Compensation Committee also determined participants for and established the applicable performance measures under the Revised Plan.
The following named executive officers of Lodgian are participants under the Revised Plan, and their respective 2008 cash and equity bonus targets are set forth below:

		2008 Target Cash	2008 Target Equity
Name	Position	Bonus	Bonus
James MacLennan	Executive Vice
	President & Chief
	Financial Officer	$140,000	$126,000
Daniel Ellis	Senior Vice
	President, General
	Counsel & Secretary	126,500	116,000
James McGrath	Vice President of
	Hotel Operations	90,000	75,500
Donna Cohen	Vice President &
	Corporate
	Controller	56,438	41,675
The foregoing summary of the Revised Plan is qualified in its entirety to the full text of the Plan, a copy of which is attached as Exhibit 99.1 hereto and incorporated hereby reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Form of Lodgian, Inc. Amended and Restated Executive Incentive Plan

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lodgian, Inc. Dated: April 11, 2008
By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description
99.1	Form of Lodgian, Inc. Amended and Restated Executive Incentive Plan

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